                                   EXHIBIT 23

                          CONSENT OF GRANT THORNTON LLP

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We have issued our report dated August 18, 2004, accompanying the consolidated financial statements of Frankfort First Bancorp, Inc. which are incorporated within the Annual Report on Form 10-KSB for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Frankfort First on Forms S-8, regarding the Stock Option Plan effective January 7, 1996, and the Junior Officer Recognition Plan (File No. 333-103668).


GRANT THORNTON LLP


/s/ Grant Thornton LLP

Cincinnati, Ohio
September 28, 2004